UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 27, 2006

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4909 SE International Way, Portland, Oregon 97222-4679

(Address of principal executive offices) (Zip Code)

(503) 653-8881

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On July 27, 2006, Blount International, Inc. (“Blount”) announced that it had completed the sale of certain assets of its Dixon Industries, Inc. subsidiary (“Dixon”) to a subsidiary of Husqvarna.  Blount received gross proceeds of $33.9 million upon the closing of the transaction. These proceeds are subject to certain post closing adjustments, and will be utilized to reduce debt, fund the closure of Dixon’s Coffeyville, Kansas facility and pay applicable taxes and transaction fees. Blount estimates that net cash proceeds available for debt repayment from the transaction will be between $25 million and $28 million. Beginning with the second quarter of 2006, Blount will report the results of its Lawnmower segment as a discontinued operation.  Blount estimates the pre-tax gain on the assets sold at $19.0 million to $21.0 million, exclusive of transaction costs, transition costs and any disposal activities.

In conjunction with this transaction, Blount will recognize a $2.2 million pre-tax charge to discontinued operations for the three months ended June 30, 2006, consisting of $1.9 million for estimated employee severance and $0.3 million for pension curtailment costs associated with the employees of Dixon. Blount anticipates incurring additional costs associated with these activities during the transition and wind-down period necessary to transfer the purchased assets to Husqvarna’s Beatrice, Nebraska facility and to dispose of Dixon’s Coffeyville, Kansas land and building.  Blount currently estimates that the total pre-tax costs associated with the Dixon sale will be approximately $3.5 million to $4.5 million, consisting of $1.9 million for estimated employee severance, $0.3 for pension curtailment, $0.5 million for legal and other fees, and $0.8 million to $1.8 million for transition and wind-down costs.

Blount’s estimates of costs associated with exit or disposal activities are forward-looking statements, subject to risk and uncertainties, including those risks and uncertainties set forth in Blount’s filings with the Securities and Exchange Commission.  These risks and uncertainties could cause actual results to differ materially from Blount’s current estimates.

ITEM 7.01.  REGULATION FD DISCLOSURE

On July 27, 2006, Blount International issued a press release announcing the completion of the sale of certain assets of Dixon.  A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1         Press release dated July 27, 2006 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Calvin E. Jenness
Calvin E. Jenness
Senior Vice President and
Chief Financial Officer

Dated:  August 2, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated July 27, 2006 issued by Blount International, Inc.